                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     /_/  Preliminary Proxy Statement

     /_/  Confidential,  for Use of the  Commission  Only (as  permitted by Rule
          14a-6(e)(2))

     /_/  Definitive Proxy Statement

     /X/  Definitive Additional Materials

     /_/  Soliciting Material Under Rule 14a-12

                    NEUBERGER BERMAN REALTY INCOME FUND INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             WESTERN INVESTMENT LLC
                     WESTERN INVESTMENT HEDGED PARTNERS L.P.
                    WESTERN INVESTMENT ACTIVISM PARTNERS LLC
                  BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
                        BENCHMARK PLUS MANAGEMENT, L.L.C.
                         BENCHMARK PLUS PARTNERS, L.L.C.
                                ARTHUR D. LIPSON
                                 ROBERT A. WOOD
                                 D. JAMES DARAS
                                MATTHEW S. CROUSE
                                 SCOTT FRANZBLAU
                                 ROBERT FERGUSON
                                 ELYSE NAKAJIMA
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

     /_/  Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

     /_/  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

     /_/  Check box if any part of the fee is offset as provided by Exchange Act
Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

      Western  Investment LLC ("Western"),  together with the other participants named  herein,  is filing  materials  contained  in this  Schedule  14A with the
Securities and Exchange  Commission (the "SEC") relating to the definitive proxy statement (the "Proxy  Statement") and  accompanying  proxy cards filed with the
SEC on April 24, 2007 and to be used in  connection  with the annual  meeting of stockholders  of  Neuberger  Berman  Realty  Income  Fund Inc.  (the  "Company")
scheduled to be held on May 2, 2007 (the "Annual Meeting"),  to solicit votes in support of the  election of Western's  slate of director  nominees at the Annual
Meeting.  Western  urges  stockholders  to read the Proxy  Statement  because it contains important information.

      Item 1: On or about April 24, 2007, Western mailed the following letter to stockholders of the Company:

                             WESTERN INVESTMENT LLC

Dear Fellow Stockholder:

Western  Investment,  together with certain other  stockholders,  currently owns over 9% of the  outstanding  shares of Neuberger  Berman Realty Income Fund Inc.
("NRI" or the "Fund").  We are seeking your support for the election of our five nominees to the NRI board at the upcoming  annual  meeting  scheduled for May 2,
2007.  We are convinced  that true  stockholder  representation-the  election of directors  with  a  meaningful  ownership  interest  in  the  Fund-is  not  only desirable,  but  necessary  given  NRI's  apparent  disregard  for the rights of stockholders, as described below.

                     WILL THE STOCKHOLDER'S VOICE BE HEARD?

We have  serious  concerns  about  recent  actions  taken by the Fund,  which we believe may have the effect of  disenfranchising  a  significant  portion of the
Fund's stockholders.  In particular,  the Fund has mailed proxy materials to its stockholders  less than two weeks  prior to its annual  meeting (a time frame so short it is practically  unheard of), making it probable that  stockholders will not even receive proxy  materials  prior to the meeting date,  much less have an opportunity to vote.

     o    We  believe  the  annual  meeting of  stockholders  is the  bedrock of corporate  governance.  Most  importantly,  it is the only opportunity stockholders  have to decide who will  represent  them and oversee the management of their  investment  in the Fund.  By not receiving  proxy materials until immediately  before, or more likely,  after the annual meeting,  stockholders are deprived of their fundamental right to vote in the  election  of  directors.  Why  is the  board  afraid  to  give stockholders a full and fair opportunity to vote?

     o    We are extremely  concerned with the Fund's cavalier treatment of this fundamental  stockholder  right.  We believe that this  condensed time frame is designed to result in a failed election of directors where no directors are validly elected,  with the incumbent directors retaining their  seats  by  default.  Why is  the  board  trying  to  hide  from stockholders?  We believe  stockholders  should have the full and fair opportunity  to choose  their  directors.  VOTE FOR THE WESTERN  SLATE
          TODAY!

          WHY HAS THE BOARD TAKEN NO IMMEDIATE  ACTION TO ADDRESS THE PERSISTENT
DISCOUNT TO NET ASSET VALUE?

We have proposed a slate of independent and committed  nominees who believe that the issues  facing the Fund are both serious and require  immediate  action.  We believe that there are existing  opportunities to enhance stockholder value that the incumbent board has failed to act upon:

     o    NRI's  share  price has lagged  its net asset  value  (NAV)  since its inception.  This discount has ranged from 12% to as high as 17.9% over the past few years. Any stockholder  selling their shares is forced to leave this value  behind,  receiving  less for their  shares  than the actual value of the  securities  they  represent.  This discount is in addition  to the 4.5%  sales load paid to  purchase  the shares in the original offering, resulting in a possible 20% of lost value.

     o    This  persistent  "discount to NAV" is  unacceptable,  and the current directors  have  failed to take the  necessary  actions to address it.
          While we have no  intention  of seeking to open-end or  liquidate  the
          Fund, we believe there are mechanisms,  such as the immediate adoption of a significant  distribution  policy or an aggressive  stock buyback program,  which can be effectively  implemented now for the benefit of all NRI stockholders.

     o    There  are  two  similar  closed-end  real  estate  funds  managed  by
          Neuberger  Berman  Management,  Inc, in addition to NRI. They all have the same portfolio  manager,  investment  philosophy and  description.
          Combining  them would  produce a $1.5 billion  fund with,  we believe, increased  returns due to increased  efficiencies,  reduced costs, and increased liquidity.

We believe consolidation of the three  Neuberger-managed real estate funds would be an obvious and direct benefit to shareholders,  and that there are simple and effective  ways, to address the market discount  issue.  With your support,  our nominees,  all experienced  investors with outstanding  credentials,  would work with  their  fellow  directors  to see that  these  measures  are given  serious consideration and if deemed advisable, prompt implementation.

The  accompanying  proxy statement  provides  additional  information  about our nominees and  proposals.  We urge you to read it carefully and then lend us your support by voting  your shares over the  internet or by phone by  following  the instructions on the enclosed GREEN proxy or by signing, dating and returning the
GREEN proxy in the envelope provided today.

Thank you for your support.

Regards,

/s/ Art Lipson

Art Lipson
Western Investment LLC

--------------------------------------------------------------------------------

              IF STOCKHOLDERS HAVE ALREADY RETURNED A WHITE PROXY,
                   THEY HAVE EVERY RIGHT TO CHANGE THEIR VOTE.

                    IF STOCKHOLDERS HAVE ANY QUESTIONS ABOUT
               HOW TO VOTE THEIR GREEN PROXY, THEY SHOULD CONTACT
     THE FIRM ASSISTING WESTERN INVESTMENTS IN THE SOLICITATION OF PROXIES:

                           INNISFREE M&A INCORPORATED
                          TOLL-FREE AT: (888) 750-5834

--------------------------------------------------------------------------------

              CERTAIN INFORMATION CONCERNING WESTERN INVESTMENT LLC

      Western  Investment LLC ("Western"),  together with the other Participants
(as  defined  below),  made a filing on April 24, 2007 with the  Securities  and
Exchange Commission (the "SEC") of a proxy statement (the "Proxy Statement") and accompanying  proxy cards to be used to, among other  things,  solicit  votes in support of the election of the  Participants'  slate of director nominees at the annual  meeting of Neuberger  Berman  Realty  Income Fund Inc.  (the  "Company")
scheduled for May 2, 2007 (the "Annual Meeting").

      Western  advises  all  stockholders  of the  Company  to  read  the  Proxy
Statement  and other  proxy  materials  relating  to the Annual  Meeting as they
become  available  because  they  contain  important  information.   Such  proxy
materials   are   available   at  no   charge   on  the   SEC's   web   site  at
http://www.sec.gov.  In addition,  the  Participants  in the  solicitation  will provide copies of the proxy materials,  without charge,  upon request.  Requests for copies should be directed to the  Participants'  proxy solicitor,  Innisfree
M&A  Incorporated,  at its  toll-free  number:  (888)  750-5834 or by e-mail at:
mbrinn@innisfreema.com.

      The Participants in the proxy solicitation are Western, Western Investment
Hedged Partners L.P.,  Arthur D. Lipson,  Western  Investment  Activism Partners
LLC, Benchmark Plus  Institutional  Partners,  L.L.C.,  Benchmark Plus Partners,
L.L.C., Benchmark Plus Management,  L.L.C., Scott Franzblau, Robert Ferguson, D.
James  Daras,   Robert  A.  Wood,   Matthew   Crouse  and  Elyse  Nakajima  (the
"Participants").  Information  regarding  the  Participants  and their direct or indirect  interests is available in the Schedule 13D jointly  filed with the SEC on September 20, 2006, as subsequently amended on October 31, 2006, November 24,
2006, December 4, 2006, February 15, 2007, March 5, 2007 and April 24, 2007, and
the Proxy Statement.